INDEPENDENT DIRECTOR AGREEMENT
独立董事协议

This INDEPENDENT DIRECTOR AGREEMENT ("AGREEMENT") is made and entered into as of August 5, 2008 ("EFFECTIVE DATE"), by and between China Natural Gas, Inc., a Delaware corporation and a US public company("COMPANY"),.Mr. Lawrence W. Leighton, a resident of the United States, with a permanent residence at 1088 Park Avenue, New York, NY 10128

此独立董事协议于2008年8月5日在中国天然气有限公司（“公司”）与（“独立董事”）之间签署生效。

WHEREAS, the Company desires to engage the Independent Director, and the Independent Director desires to serve, as a non-employee director of the Company, subject to the terms and conditions contained in this Agreement;

根据此协议，公司愿意雇佣独立董事，并且独立董事愿意作为公司的非员工董事为公司服务，此雇佣关系受到此协议的约束。

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt of which is hereby acknowledged, the Company and Independent Director, intending to be legally bound, hereby agree as follows:

公司与独立董事愿意接受以下条款的约束：

1.	SERVICES OF INDEPENDENT DIRECTOR.
独立董事职责

While this Agreement is in effect, Independent Director shall perform duties as an independent director and  chairman of compensation committee of the Company, and will be compensated for such and reimbursed expenses in accordance with Schedule A attached hereto, subject to the following.

此协议有效期内，独立董事将作为公司的独立薪酬委员会主席，并根据此协议附件中的A项接受薪资与费用返还，同时受到以下限制：

Company’s compensation committee is responsible for, among other things:
薪酬委员会的责任如下：

▪
Reviews and recommends to the Board corporate goals and objectives relevant to the Company's executive officers' compensation (annual salary and bonus) and annually evaluates each executive officers' performance in light of those goals and objectives.

审核并向董事会建议与公司高管薪酬（薪水与奖金）相关的目标，并且根据这些目标对高管的工作绩效进行年度评估。

▪
Reviews and recommends to the independent directors of the Board for their approval the compensation and benefits for the Chief Executive Officer and any employment agreements, or amendments thereto, for the Chief Executive officer.

审核并就公司总裁的薪酬以及任何雇佣协议或修正案向总裁提出建议。

▪
Reviews and approves compensation and benefits far all executive officers, other than the Chief Executive Officer.2 Reviews and approves all employment agreements and all amendments to such agreements for executive officers other than the Chief Executive Officer.

审核并审批公司除总裁以外的其它高管的薪酬以及任何雇佣协议或修正案。

▪
Reviews and approves on an annual basis the annual compensation pool, which includes a budget for annual salary increases and bonuses, for employees of the Company (other than the executive officers). Once the annual compensation pool is approved, the Committee directs the Chief Executive Officer, with the assistance of the other executive officers, to determine the annual compensation and bonus increases for each employee of the Company (other than the executive officers).

审核并审批除高管以外雇员的年度薪酬状况，包括年度薪水的增长与奖金。一旦经过批准，委员会将指示公司总裁，在其它高管的协助下，决定每个员工（除高管外）的年度薪资与奖金增长。

▪	Review and make recommendations to the Board with respect to the adoption, amendment and termination of the Company's incentive plans, and administers such incentive plans.

审核并向董事会就公司激励方案的采纳，修正，以及终止提出建议，并管理此类激励方案。

▪	Reviews and approves the grant of all incentive awards in accordance with the Company's incentive plans.

根据公司的激励方案审核并审批激励性的薪资。

▪
Reviews and recommends to the Board the Company's significant personnel compensation policies and benefit programs and major changes thereto, and the Company's long-range planning for executive development and succession.

就公司的重大人员薪酬政策以及修正向董事会作出建议，并审核就公司高管的人选以及继任向董事会作出建议。

▪	Reviews and recommends to the Board policies on management perquisites, and also monitors the Company's non-discrimination policies and practices.

审核并向公司董事会就管理津贴政策作出建议，并监控公司的非歧视性政策以及措施。

▪	Establish and monitor compliance with stock ownership guidelines for directors and executive officers.

建立并监控董事与高管关于股票所有权的相关政策

(a)
Independent Director will perform services as is consistent with Independent Director's position with the Company, as required and authorized by the By-Laws and Certificate of Incorporation of the Company, and in accordance with high professional and ethical standards and all applicable laws and rules and regulations pertaining to the Independent Director's performance hereunder, including without limitation, laws, rules and regulations relating to a public company.

独立董事将会服从所有公司的章程与条例，并且运用职业道德标准以及所有适用的法律法规来约束其行为。

(b)
Independent Director is solely responsible for taxes arising out of any compensation paid by the Company to the Independent Director under this Agreement, and the Independent Director understands that he/she will be issued a U.S. Treasury form 1099 for any compensation paid to him/her by the Company, and understands and agrees that the Company shall comply with any tax or withholding obligations as required by applicable law from time to time in connection with this Agreement.

根据此协议，独立董事将对其自身所有与薪资有关的税务负责。

(c)
The rules and regulations of the Company notified to the Independent Director, from time to time, apply to the Independent Director. Such rules and regulations are subject to change by the Company in its sole discretion. Notwithstanding the foregoing, in the event of any conflict or inconsistency between the terms and conditions of this Agreement and rules and regulations of the Company, the terms of this Agreement control.

公司的规章条例对独立董事适用，并且公司可以根据需要修正规章条例。如果任何公司的规章条例与此协议的条款有所冲突，应以此协议条款为准。

2.	REQUIREMENTS OF INDEPENDENT DIRECTOR.
   对独立董事的要求

During the term of Independent Director's services to the Company hereunder, Independent Director shall observe all applicable law and regulations relating to independent director of a public company as promulgated from time to time, and shall not:

在其任期内，独立董事将遵守所有与上市公司相关的法律法规，并且不会：

(1) be an employee of the Company or any Parent or Subsidiary;
成为公司或其子公司的员工；

(2) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than as a director and/or a member of board committees of the Company, except with regard to financial advisory work subject to a separate agreement.
从公司收受任何除董事薪资外的咨询费，顾问费，或其它费用(除了另外与公司订定的财务顾问协议外,)；

(3) be an affiliated person of the Company or any Parent or Subsidiary with "affiliate" as defined in 17 CFR 240.10A-3(e)(1), other than as a director and/or a member of board committees of the Company;
成为一个公司或其子公司的“关系人”，“关系人”定义见17 CFR 240.10A-3(e)(1)；

(4) possess an interest in any transaction with the Company or any Parent or Subsidiary, for which disclosure would be required pursuant to 17 CFR 229.404(a), other than as a director and/or a member of board committees of the Company;
在与公司或子公司的商业行为中拥有任何利益关系，如果有，需进行披露；

(5) be engaged in a business relationship with the Company or any Parent or Subsidiary, for which disclosure would be required pursuant to 17 CFR 229.404(b), except that the required beneficial interest therein shall be modified to be 5% hereby.
与公司或其子公司拥有任何商业关系，如果有，需进行披露。

3. REPORT OBLIGATION.
汇报职责

While this Agreement is in effect, the Independent Director shall immediately report to the Company in the event: (1) the Independent Director knows or has reason to know or should have known that any of the requirements specified in Section 3 hereof is not satisfied or is not going to be satisfied; and (2) the Independent Director simultaneously serves on an compensation committee of any other public company.

此协议有效期内，独立董事将在以下情况下立即向公司汇报：（1）独立董事知晓或有原因知晓或应当知晓第三部分中的要求没有满足或不会被满足；以及（2）独立董事在任何其它上市公司的薪酬委员会任职。

4. TERM AND TERMINATION.
任期与终止

The term of this Agreement and the Independent Director's services hereunder shall be one year from the Effective Date subject to annual review, unless terminated as provided for in this Section 4. This Agreement and the Independent Director's services hereunder shall terminate upon the earlier of the following:

此协议的有效期以及独立董事的任期为从现在开始的1年，除非因违反此协议中的条款而被提早终止，此协议以及独立董事的任期将在以下日期中最早情况下终止：

(a)	Expiration of the Independent Director's term as a director of the Company;
独立董事的任期自然结束；

(b)
Removal of the Independent Director as a director of the Company, upon proper board action or stockholder action in accordance with the By-Laws and Certificate of Incorporation of the Company and applicable law;

经由董事会或股东根据公司章程解除独立董事职位；

(c)	Resignation of the Independent Director as a director of the Company upon written notice to the Board of Directors of the Company; or
独立董事书面辞职；或

(d)	Termination of this Agreement by the Company, in the event any of the requirements specified in Section 3 hereof is not satisfied, as determined by the Company in its sole discretion.
在第三部分要求未满足的情况下，公司可以单方面解除与独立董事的雇佣协议。

5. LIMITATION OF LIABILITY.
责任有限性

In no event shall the Independent Director be individually liable to the Company or its stockholders for any damages for breach of fiduciary duty as an independent director of the Company, unless Independent Director's act or failure to act involves intentional gross misconduct, fraud, criminal acts or a knowing violation of law.

独立董事将不会对任何因其作为独立董事的信托责任造成的公司或其股东的损失负责，除非独立董事的此种行为或不作为包括了故意的渎职，欺诈，犯罪，或其它违法行为。

6. INSURANCE.
保险

Company will obtain and maintain a policy or policies of director and officer liability insurance, of which the Independent Director will be named as an insured, providing the Independent Director with coverage for indemnifiable amounts and/or indemnifiable expenses in accordance with said insurance policy or policies ("D&O INSURANCE").

公司会获取和保持董事与高管的保险。独立董事将作为受益人根据保险条款受到保护，并且：

(i)	If to Independent Director, to:
Mr. Lawrence W Leighton
Address: 1088 Park Avenue, New York, NY 10128
独立董事联系方式：

(ii)	If to the Company, to:
19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xi’an, 710065, Shaanxi Province, China

China Natural Gas, Inc.	Independent Director

/S/	/S/

Name: Qinan Ji	Name: Lawrence W Leighton
Title: CEO & Chairman

SCHEDULE A
附件A

I.	POSITION:
Chairman of compensation committee of China Natural Gas Inc.
职务：中国天然气公司的薪酬委员会主席

INDEPENDENT DIRECTOR.
独立董事

II.	COMPENSATION:
薪资

FEES. For all services rendered by Independent Director pursuant to this Agreement, both during and outside of normal working hours, including but not limited to, attending all required meetings of Board of Independent Directors of the Company or applicable committees thereof, reviewing filing reports and other corporate documents as requested by the Company, providing comments and opinions as to business matters as requested by the Company, the Company agrees to pay to Independent Director a fee in cash of $3,000 each month for the year subsequent to August 5, 2008. The fees in cash shall be payable to Independent Director quarterly in equal installments. The company will increase and award stock options.
薪资。公司同意自2008年8月5日起的一年内向独立董事支付3000美圆的月薪，每季度支付一次。公司未来会增加薪资与股票期权等相关薪酬.

EXPENSES. During the term of the Independent Director's service as a director of the Company, the Company shall promptly reimburse the Independent Director for all expenses incurred by him/her in connection with attending the annual and quarterly meeting of the Board of Independent Directors of the Company or applicable committees thereof, as a director or a member of any board committee, which are approved by the Company in advance.
费用。在独立董事的任期内，在公司事先同意的情况下，公司将会返还独立董事所有因履行董事职责而起的相关费用费用。

NO OTHER BENEFITS OR COMPENSATION. Independent Director acknowledges and agrees that he/she is not granted and is not entitled to any other benefits or compensation from the Company for the services provided under this Agreement except expressly provided for in this Schedule A.

无其它利益或薪资。独立董事明确并同意他将不会作为独立董事收到任何除此附件A之外其它形式的利益或薪资。

AGREED: China Natural Gas, Inc.	AGREED: Independent Director

同意：中国天然气有限公司	同意：独立董事

/S/	/S/

签名
Name: Qinan Ji	Name: Lawrence W Leighton
Title: CEO and Chairman